Exhibit 10.1
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.
PRIME MEDICINE, INC.
SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (this “Agreement”) is dated as of September 28, 2024, by and between Prime Medicine, Inc., a Delaware corporation (the “Company”), and Bristol-Myers Squibb Company, a Delaware corporation (the “Purchaser”).
RECITALS
A.    The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.
B.    The Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 11,006,163 shares of common stock, par value $0.00001 per share (the “Common Stock”), of the Company (each a “Share” and, collectively, the “Shares”) for an aggregate purchase price of $55,000,000 (the “Subscription Amount”).
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:
ARTICLE I.DEFINITIONS
1.1Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:
“Acquiring Person” has the meaning set forth in Section 4.5.
“Action” has the meaning set forth in Section 3.1(l).
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls (as defined below), is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.
“Agreement” has the meaning set forth in the Preamble.
“Anti-Money Laundering Laws” has the meaning set forth in Section 3.1(jj).
“Board of Directors” means the board of directors of the Company.
“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
“Closing” means the closing of the purchase and sale of the Shares pursuant to this Agreement.

“Closing Date” means the Trading Day on or after the date hereof, when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.
“Collaboration Agreement” means the Research Collaboration and License Agreement, dated September 28, 2024, by and between the Company and Juno Therapeutics Inc.
“Commission” has the meaning set forth in the Recitals.
“Common Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed into.
“Company” has the meaning set forth in the Preamble.
“Company Counsel” means Goodwin Procter LLP, with offices located at 100 Northern Avenue, Boston, Massachusetts 02210.
“Company Deliverables” has the meaning set forth in Section 2.2(a).
“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement [***].
“Company Stock Plans” has the meaning set forth in Section 3.1(h).
“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“DTC” has the meaning set forth in Section 4.1(c).
“Effective Registration Date” has the meaning set forth in Section 4.13(b).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“FDA” has the meaning set forth in Section 3.1(oo).
“Fundamental Representations” means [***].
“GAAP” has the meaning set forth in Section 3.1(j).
“Intellectual Property” has the meaning set forth in Section 3.1(q).
“Irrevocable Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit B, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.
“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.
“Lock-Up Period” has the meaning set forth in Section 4.16.

“Material Adverse Effect” means any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be materially adverse to the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole or (b) materially delays or materially impairs the ability of the Company to perform its obligations pursuant to this Agreement, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect nor taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, provided that such effects are not borne disproportionately by the Company, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Shares or other transactions contemplated by this Agreement, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.
        “Material Contract” means any contract of the Company that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(o).
“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.
“OFAC” has the meaning set forth in Section 3.1(kk).
“Outside Date” means the thirtieth (30th) day following the date of this Agreement.
“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
“Press Release” has the meaning set forth in Section 4.4.
“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Global Market.
“Proceeding” means an action, claim, demand, suit, arbitration, inquiry, investigation or proceeding (including, without limitation, an inquiry, investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Purchaser” has the meaning set forth in the Recitals.
“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).
“Purchaser Party” has the meaning set forth in Section 4.8.
“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act pursuant to Section 4.13(a) hereof, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements.
“Regulation D” has the meaning set forth in the Recitals.
“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“Sanctioned Country” has the meaning set forth in Section 3.1(kk).
“Sanctions” has the meaning set forth in Section 3.1(kk).
“SEC Reports” means (a) the Company’s most recently filed Annual Report on Form 10-K, (b) all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed or furnished by the Company following the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed and prior to execution of this Agreement, including in each case the exhibits thereto and documents incorporated by reference therein and (c) the Current Report on Form 8-K to be filed on or about the Closing Date in substantially the form provided to the Purchaser prior to the Signing Date.
“Secretary’s Certificate” has the meaning set forth in Section 2.2(v).
“Securities Act” has the meaning set forth in the Recitals.
“Shares” has the meaning set forth in the Recitals.
“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).
“Stock Options” has the meaning set forth in Section 3.1(h).
“Subscription Amount” has the meaning set forth in the Recitals.
“Subsidiary” means any significant subsidiary of the Company listed in the SEC Reports, and shall, where applicable, include any significant subsidiary of the Company formed or acquired after the date hereof, in both cases pursuant to Item 1.02 of Regulation S-X.
“Trading Affiliate” has the meaning set forth in Section 3.2(h).
“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.
“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.
“Transaction Documents” means this Agreement, the exhibits attached hereto, the Irrevocable Transfer Agent Instructions and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, N.A., or any successor transfer agent for the Company.
“VWAP” means the volume weighted average price of the Common Stock on the Principal Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P.
ARTICLE II.PURCHASE AND SALE
2.1Closing.
(a)Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Shares for an aggregate purchase price equal to the Subscription Amount.
(b)Closing. The Closing of the purchase and sale of the Shares shall take place at the offices of Company Counsel on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.
(c)Payment. At the Closing, the Purchaser shall deliver the Subscription Amount in immediately available funds by wire transfer to the bank account designated by the Company pursuant to the wire instructions in the form attached hereto as Exhibit E and provided to the Purchaser at least ten (10) days prior to the Closing against delivery of the Shares. In the event that the Purchaser has wired the Subscription Amount prior to the Closing and the Closing has not occurred within five (5) Trading Days of the Closing Date, unless otherwise agreed by the Company and the Purchaser, the Company shall promptly (but not later than one (1) Trading Day thereafter) return the Subscription Amount to the Purchaser by wire transfer of immediately available funds to the account specified by the Purchaser.
2.2Closing Deliveries.   (a)     On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to the Purchaser the following (the “Company Deliverables”):
(i)this Agreement, duly executed by the Company;
(ii)a duly executed irrevocable instruction to the Transfer Agent instructing the Transfer Agent to issue, effective on the date hereof, the number of shares of Common Stock corresponding to the Shares purchased by the Purchaser hereunder, to be represented by book entries and registered in the name of the Purchaser as set forth on the Book-Entry Questionnaire included as Exhibit A hereto;
(iii)a legal opinion of Company Counsel, dated as of the Closing Date, executed by such counsel and addressed to the Purchaser;
(iv)an extract from the Company’s electronic share register evidencing that the Shares have been issued to the Purchaser;
(v)the Irrevocable Transfer Agent Instructions, duly executed by the Company and duly acknowledged by the Transfer Agent;
(vi)a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, (b) certifying the current versions of the certificate of incorporation, as amended, and by-laws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit C;

(vii)the Compliance Certificate referred to in Section 5.1(i);
(viii)a certificate evidencing the formation and good standing of the Company issued by the Secretary of State (or comparable office) of the State of Delaware, as of a date within three (3) Business Days of the Closing Date;
(ix)a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company is qualified to do business as a foreign corporation, as of a date within three (3) Business Days of the Closing Date; and
(x)a certified copy of the certificate of incorporation, as certified by the Secretary of State (or comparable office) of State of Delaware, as of a date within three (3) Business Days of the Closing Date.
(b)On or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):
(i)this Agreement, duly executed by the Purchaser;
(ii)its Subscription Amount, in United States dollars and in immediately available funds by wire transfer to the Company;
(iii)a fully completed and duly executed Book-Entry Questionnaire in the form attached as Exhibit A; and
(iv)an Internal Revenue Service Form W-9 (or any successor form or applicable Form W-8 if the Purchaser is not a U.S. person), duly and validly executed by the Purchaser (or its nominee in accordance with the Purchaser’s delivery instructions).
(c)Within two (2) Business Days following the Closing, the Company shall deliver to the Purchaser electronic copies of book-entry statements with such legends as provided in Section 4.1(b) hereof, evidencing the Shares subscribed for by the Purchaser hereunder, registered in the name of the Purchaser as set forth on the Book-Entry Questionnaire included as Exhibit A hereto (the “Book-Entry Statements”).
ARTICLE III.REPRESENTATIONS AND WARRANTIES
3.1Representations and Warranties of the Company. Except as disclosed in the SEC Reports [***], the Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to the Purchaser:
(a)Organization and Good Standing. The Company and each of its Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in the SEC Reports.
(b)No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property or asset of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(c)Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals (as defined below). Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, and as limited by laws general equitable principles.
(d)No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, give to any others any rights of termination, modification or acceleration of, or result in the creation or imposition of any Lien upon any property, right or asset of the Company or any of its Subsidiaries pursuant to, or to the loss of any benefit under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property, right or asset of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, Lien, or loss of benefit, that would not, individually or in the aggregate, have a Material Adverse Effect.
(e)Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Shares), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements hereof, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, if applicable, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) the filings required in accordance with Section 4.4 of this Agreement, and (vi) those that have been made or obtained prior to the date of this Agreement (the “Required Approvals”).
(f)    Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights and the holder of the Shares shall be entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.
(g)Capitalization. The authorized, issued and outstanding capital stock of the Company as disclosed in its most recent SEC Report containing such disclosure was accurate in all material respects as of the date indicated in such SEC Report. The Company has not issued any capital stock since the date of its most recently filed SEC Report other than to reflect stock option and warrant exercises that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. None of the issued and outstanding shares of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except for the February 2024 pre-funded warrants as disclosed in the SEC Reports or as provided in any of the Transaction Documents, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries and other than equity awards subsequently issued pursuant to employee benefit plans. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that have not been effectively waived as of the Closing Date. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.
(h)Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its Subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Board of Directors (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Principal Trading Market and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their results of operations or prospects.
(i)SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof during the one year preceding the date of this Agreement on a timely basis or has received a valid extension of such time of filing and has filed any such items prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect (including, for this purpose only, any failure which would prevent the Purchaser from using Rule 144 to resell any Shares). As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. To the Company’s knowledge, none of the SEC Reports are the subject of an ongoing SEC review. Each of the Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any of its Subsidiaries are subject has been filed as an exhibit to the SEC Reports.

(j)Financial Statements.    The financial statements of the Company included in the SEC Reports comply in all material respects with applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except in the case of any unaudited financial statements, which are subject to normal and recurring year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission, and any supporting schedules included or incorporated by reference in the SEC Reports present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the SEC Reports has been derived from the accounting records of the Company and its consolidated Subsidiaries and presents fairly in all material respects the information shown thereby. Except as set forth in the financial statements of the Company included in the SEC Reports filed prior to the date of this Agreement, the Company has not incurred any liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent with past practices since the date of such financial statements or (ii) liabilities not required under GAAP to be reflected in such financial statements, in either case, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.
(k)No Material Adverse Changes. Since December 31, 2023, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the SEC Reports), short-term debt or long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any change, event, circumstance, development, condition, occurrence or effect that is or would reasonably be expected to be materially adverse to the business, properties, management, condition (financial or otherwise), stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business that is material to the Company and its Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the SEC Reports.
(l)Legal Proceedings. There are no legal, governmental or regulatory Proceedings pending to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect; to the Company’s Knowledge, no such Proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Proceedings that are required under the Securities Act to be described in the SEC Reports that are not so described in such SEC Reports and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the SEC Reports that are not so filed as exhibits to the SEC Reports. There any no orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any of its subsidiaries that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.
(m)No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the Company’s Knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(n)Compliance. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) is in violation of, or in receipt of notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
(o)Licenses and Permits. The Company and its Subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in SEC Reports, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect (“Material Permits”); and neither the Company nor any of its Subsidiaries has received written (or, to the Company’s Knowledge, oral) notice of any revocation or material modification of any such Material Permits.
(p)Title to Real and Personal Property. The Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(q)Intellectual Property. (i) Except where the failure to own or license such rights would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries own or have a valid and enforceable right to use any and all patents, inventions, trademarks, service marks, trade names, domain names and other source indicators, software, social media identifiers and accounts, copyrights and copyrightable works, know-how (including trade secrets, systems, procedures, and other unpatented and/or unpatentable proprietary or confidential information) and all other similar worldwide intellectual property and proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, any of the foregoing) (collectively, “Intellectual Property”) which are owned by or licensed to (or purported to be owned by or licensed to) the Company or its Subsidiaries or are used in, held for use in or necessary for the conduct of their respective businesses as presently conducted and as proposed to be conducted in the SEC Reports; (ii) the Company and its Subsidiaries and the conduct of their respective businesses has not infringed, misappropriated or otherwise violated any Intellectual Property of any third party; (iii) there is no claim, action, suit, investigation or proceeding pending, or to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries (A) challenging or seeking to deny or restrict any rights of the Company or any of its Subsidiaries in any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries, (B) challenging the ownership, validity, enforceability or scope of any Intellectual Property owned or controlled by the Company or any of its Subsidiaries, or (C) alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property of any third party; in each case of (A) – (C), which could be expected, individually or in the aggregate, to have a Material Adverse Effect; (iv) none of the product candidates of the Company or any of its Subsidiaries, if commercially sold or offered for commercial sale, would infringe, misappropriate or otherwise violate any Intellectual Property of any third party; (v) to the Company’s Knowledge, no Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries has been infringed, misappropriated or otherwise violated by any person; (vi) to the Company’s Knowledge, all Intellectual Property owned by or exclusively licensed to the Company and its Subsidiaries is valid, subsisting and enforceable and none of the Intellectual Property owned or controlled by the Company or any of its Subsidiaries has been adjudged invalid or unenforceable in whole or in part; and (vii) the Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property for which the value to the Company or any of its Subsidiaries is contingent upon maintaining the confidentiality thereof, and, to the Company’s Knowledge, no such Intellectual Property has been disclosed, other than to employees, representatives and agents of the Company or any of its Subsidiaries, all of whom are bound by written confidentiality agreements, in violation of any material term of such agreements.
(r)Insurance. The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are generally maintained by similarly situated companies and which the Company reasonably believes are adequate to protect the Company and its Subsidiaries and their respective businesses; and neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. Other than customary end-of-policy notifications from insurance carriers, since January 1, 2023, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any material insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.
(s)Cybersecurity. The Company and its Subsidiaries’ respective information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (including the data of their respective employees, suppliers, vendors and any third-party data maintained by or on behalf of the Company or any of its Subsidiaries) (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted and as proposed to be conducted, and to the Company’s Knowledge, are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants (collectively, “Bugs”), except where such Bugs would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries implement and maintain, and have implemented and maintained, commercially reasonable controls, policies, procedures, and safeguards as are generally maintained by similarly situated companies (and which are consistent with industry standard practices) and which the Company and its Subsidiaries believe are reasonably adequate to protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personally identifiable, sensitive or confidential data and all information subject to regulation under applicable Data Security Obligations (as such term is defined below)) (“Personal Information”) collected, used or otherwise processed in connection with their businesses. Without limiting the foregoing, the Company and its Subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans as are generally maintained by similarly situated companies (and which are consistent with industry standard practices) that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any IT System or Personal Information used in connection with the operation of the Company’s and its Subsidiaries’ respective businesses (“Breach”). To the Company’s Knowledge, there has been no such Breach. The Company and its Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.
(t)Privacy. The Company and its Subsidiaries have complied and are in compliance with all published privacy policies and written notices, contractual obligations, industry standards that are contractually binding upon the company and its Subsidiaries, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations in each case, regarding the collection, use, transfer, import, export, storage, protection, disposal, disclosure and other processing by or on behalf of the Company and its Subsidiaries of personally identifiable, sensitive, confidential or regulated data (“Data Security Obligations”), except where the violation of or failure to comply with such Data Security Obligations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notification of or complaint regarding, or are otherwise aware of any other facts that, individually or in the aggregate, would reasonably indicate, non-compliance with any Data Security Obligation or has any knowledge of any event or conditions that would reasonably be expected to result in any such non-compliance, and there is no action, suit, investigation or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s Knowledge, threatened alleging non-compliance by the Company or any of its Subsidiaries with any Data Security Obligation. The Company and its Subsidiaries have at all times taken steps reasonably necessary in accordance with industry standard practices (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to protect its IT Systems and Personal Information against a Breach, except in each case to the extent that the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
(u)    Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), that would be required to be disclosed pursuant to Rule 404 of Regulation S-K promulgated under the Securities Act that has not otherwise been appropriately disclosed in accordance with the Exchange Act.
(v) Disclosure Controls. The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. To the extent applicable as of the date of this Agreement, the Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(w)Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(x)    Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(y)Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company with respect to the offer and sale of the Shares. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(y) that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall indemnify, pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.
(z)Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser under the Transaction Documents. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.
(aa)Investment Company Act. The Company is not, and immediately after receipt of payment for the Shares, will not be or be an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.
(ab)Registration Rights. Other than the Purchaser pursuant to Section 4.13 hereof, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission that have not been duly waived or satisfied.
(ac)Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all listing and maintenance requirements of the Principal Trading Market on the date hereof.
(ad)Application of Takeover Protections; Rights Agreements. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's charter documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company's issuance of the Shares and the Purchaser’s ownership of the Shares.
(ae)Disclosure. The Company confirms that it has not provided, and to the Company’s Knowledge, none of its officers or directors nor any other Person acting on its or their behalf has provided, the Purchaser or its respective agents or counsel with any information that it believes constitutes material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the Press Release as contemplated by Section 4.4 hereof. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company.
(af)No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.
(ag)Taxes. The Company and its Subsidiaries have paid all material federal, state, local and foreign taxes and filed all material tax returns required to be paid, or filed through the date hereof (taking into account any extensions permitted by law); and except as otherwise disclosed in SEC Reports, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets.
(ah)No General Solicitation. Neither the Company nor, to the Company’s Knowledge, any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act).
(ai)No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor any director or officer of the Company or any of its Subsidiaries nor, to the Company’s Knowledge, any employee of the Company or any affiliate of Company or its Subsidiaries, or in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries, any agent or other person associated with the Company or any of its Subsidiaries, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made or taken or will make or take any action in furtherance of an offer, payment, promise, authorization or approval of any direct or indirect unlawful payment, benefit or gift to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; (iv) has made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (v) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws. The Company and its Subsidiaries have conducted their business in compliance with all applicable anti-bribery and anti-corruption laws and have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(aj)Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.
(ak)No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, directors or officers, nor, to the Company’s Knowledge, any employees of the Company or any of its Subsidiaries, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries, is an individual or entity that is, or is controlled by one or more individuals or entities that are, currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the

United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries, directors, officers, or employees, nor, to the Company’s Knowledge, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries, an individual or entity, or is controlled by one or more individuals or entities, located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Zaporizhzhia, Kherson and Crimea Region of Ukraine, any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(al)Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.
(am)Acknowledgment Regarding Purchaser’s Purchase of Shares.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Shares. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
(an)Regulation M Compliance.  The Company has not, and to the Company’s Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.
(ao)Regulatory Matters; Products and Product Candidates. The Company (collectively with its Subsidiaries): (i) has operated and currently operates its business in compliance in all material respects with applicable provisions of the Health Care Laws (as defined below) of the Food and Drug Administration (“FDA”), the Department of Health and Human Services and any applicable comparable foreign or other regulatory authority (collectively, the “Applicable Regulatory Authorities”) applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s or its subsidiary’s product candidates manufactured or distributed by the Company; (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Health Care Laws or (B) any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all material Regulatory Authorizations required to conduct its business as currently conducted, and such Regulatory Authorizations are valid and in full force and effect in all material respects and, to the Company’s Knowledge, the

Company is not in material violation of any term of any such Regulatory Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the Applicable Regulatory Authorities or any other third party alleging that any product candidate of the Company is in violation of any Health Care Laws or Regulatory Authorizations and has no knowledge that the Applicable Regulatory Authorities or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received written notice that any of the Applicable Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Regulatory Authorizations and has no knowledge that any of the Applicable Regulatory Authorities is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations and that all such material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission); (vii) is not a party to and does not have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; and (viii) has not (and to the Company’s Knowledge, none of its employees, officers and directors, or agents has) been excluded, suspended or debarred from participation in any government health care program or human clinical research and, to the Company’s Knowledge, neither the Company nor any of its employees, officers or directors or agents is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.
The term “Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act, 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287 and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq., (“HIPAA”); the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Statute, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; the regulations promulgated pursuant to such laws; and any similar federal, state and local laws and regulations.
(ap)Preclinical Studies. (i) The preclinical studies conducted by or, to the Company’s Knowledge, on behalf of or sponsored by the Company or its Subsidiaries that are described in the SEC Reports, or in the documents incorporated by reference therein, or the results of which are referred to in the SEC Reports were, and if still pending are, being conducted in all material respects in accordance with the protocols and procedures established for such studies and with all applicable statutes and all applicable rules and regulations of the Applicable Regulatory Authorities and current Good Laboratory Practices, as applicable; (ii) the descriptions included or incorporated by reference in the SEC Reports of the results of such studies are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; (iii) the Company has no knowledge of any other studies not described in the SEC Reports, or in the documents incorporated by reference therein, the results of which are materially inconsistent with or call into question the results described or referred to in the SEC Reports; (iv) to the Company’s knowledge, the Company and its Subsidiaries have operated at all relevant times and are currently in compliance in all material respects with all applicable statutes, rules and regulations of the Applicable Regulatory Authorities; (v) the Company has provided the Underwriters with all material written notices, correspondence and summaries of all other communications from the Applicable Regulatory Authorities; and (vi) neither the Company nor its Subsidiaries have received any written notices, correspondence or other communications from the Applicable Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any preclinical studies that are described in the SEC Reports, or the results of which are referred to in the SEC Reports, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies, and, to the Company’s knowledge, there are no reasonable grounds for the same. No investigational new drug application or comparable submission has been filed by or on behalf of the Company or its subsidiary with the FDA or any other Applicable Regulatory Authority.

(aq)No Additional Agreements. The Company does not have any agreement or understanding with the Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.
(ar)Use of Form S-3. The Company meets the registration and transaction requirements for use of Form S-3 for the registration of the Shares for resale by the Purchaser.
(as)No Disqualification Events. Neither the Company nor any of its (i) predecessors, (ii) Affiliates, (iii) directors, (iv) executive officers, (v) non-executive officers participating in the placement contemplated by this Agreement, (vi) beneficial owners of 20% or more of its outstanding voting equity securities (calculated on the basis of voting power), (vii) promoters or (viii) investment managers (including any of such investment managers’ directors, executive officers or officers participating in the placement contemplated by this Agreement) or general partners or managing members of such investment managers (including any of such general partners’ or managing members’ directors, executive officers or officers participating in the placement contemplated by this Agreement) (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to the disqualification provisions of Rule 506(d)(1)(i-viii) of Regulation D under the Securities Act (a “Disqualification Event”). The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investors a copy of any disclosures provided thereunder. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.
(at)Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits and other Governmental Authorizations required under applicable Environmental Laws to conduct their business and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company nor any of its subsidiaries has received since January 1, 2023, any written notice or other communication (in writing or otherwise), whether from a governmental authority or other Person, that alleges that the Company or any subsidiary is not in compliance with any Environmental Law and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s or any subsidiary’s compliance in any material respects with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect. To the Company’s Knowledge: (i) no current or (during the time a prior property was leased or controlled by the Company) prior property leased or controlled by the Company or any subsidiary has received since January 1, 2023, any written notice or other communication relating to property owned or leased at any time by the Company, whether from a governmental authority, or other Person, that alleges that such current or prior owner or the Company or any subsidiary is not in compliance with or violated any Environmental Law relating to such property and (ii) the Company has no material liability under any Environmental Law.
3.2Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:
(a)Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Purchaser and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser. Each Transaction document to which the Purchaser is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.
(b)No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree of any court or arbitrator or governmental or regulatory authority applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.
(c)Investment Intent. The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. The Purchaser is acquiring the Shares hereunder in the ordinary course of its business. The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any person or entity; the Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.
(d)Purchaser Status. At the time the Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.
(e)General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.
(f)Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.
(g)Access to Information. The Purchaser acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser's right to rely on the truth, accuracy and completeness of the SEC Reports and the Company's representations and warranties contained in the Transaction Documents. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares.

(h)    Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that the Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby, neither the Purchaser nor any Affiliate of the Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Purchaser’s investments or trading or information concerning the Purchaser’s investments, including in respect of the Shares, and (z) is subject to the Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.
(i)Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.
(j)Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares. The Purchaser confirms that none of such Persons has made any representations or warranties to the Purchaser in connection with the transactions contemplated by the Transaction Documents.
(k)Reliance on Exemptions. The Purchaser understands that the Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.
(l)Legends. The Purchaser understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws or is otherwise removed in accordance with Section 4.1(c) herein, the certificates or other instruments representing the Shares, and all certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear the legend(s) set forth in Section 4.1, and that the Company will make a notation on its records and give instructions to any transfer agent of the Shares in order to implement the restrictions on transfer set forth and described herein.
(m)Beneficial Ownership.    The purchase by the Purchaser of the Shares issuable to it at the Closing will not result in the Purchaser (individually or together with any other Person with whom the Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that such Closing shall have occurred. The Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that each Closing shall have occurred.

The Company and the Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.
ARTICLE IV.OTHER AGREEMENTS OF THE PARTIES
4.1Transfer Restrictions.
(a)Compliance with Laws. Notwithstanding any other provision of this Article IV, the Purchaser covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, or (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Section 1, and Sections 4.13 , 4.14, and 4.16 of this Agreement, and shall have the rights of the Purchaser under this Agreement with respect to such transferred Shares.
        (b)    Legends. Certificates, including, if applicable, book entry statements evidencing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c):
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.
        (c)    Removal of Legends. The legend set forth in Section 4.1(b) above shall be removed and the Company shall, or shall cause its Transfer Agent to, as applicable, issue book entry statements without such legend or any other legend to the holder of the applicable Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Shares sold or transferred pursuant to (x) the plan of distribution set forth in an effective registration statement registering the Shares for resale (during such time that such registration statement is effective and not withdrawn or suspended) or (y) Rule 144, in each case upon delivery by the Purchaser to the Company, the Transfer Agent, as applicable, and Company Counsel of a customary seller’s representation letter and broker’s representation letter confirming the transfer of such Shares in the manner described in this clause (i), together with any other documentation reasonably required by the Transfer Agent and/or the Depository Trust Company (the “Resale Deliverables”), or (ii) in the absence of any sale of the Shares, following the date that is the one-year anniversary of the Closing Date and if requested by the Purchaser in writing, if such Shares are eligible for sale under Rule 144, without compliance with any of the requirements of such rule, including the current public information requirement and without volume or manner-of-sale restrictions, upon delivery by the Purchaser to the Company, the Transfer Agent, as applicable, and

Company Counsel of a customary representation letter from the Purchaser confirming that the requirements set forth in this clause (ii) have been satisfied, together with any other documentation reasonably required by the Transfer Agent and/or the Depository Trust Company (the “Non-Resale Deliverables”). Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the issuance of such opinion or the removal of such legend pursuant to the immediately preceding sentence shall be borne by the Company. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Electronic certificates for Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with DTC as directed by the Purchaser.

        (d)    Irrevocable Transfer Agent Instructions.     The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in the form of Exhibit B attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.1(d) (or instructions that are consistent therewith) will be given by the Company to its transfer agent in connection with this Agreement.

        (e)    Acknowledgement. The Purchaser acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act. While the Registration Statement remains effective, the Purchaser hereunder may sell the Shares in accordance with the plan of distribution contained in the Registration Statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. The Purchaser agrees that if it is notified by the Company in writing at any time that the Registration Statement registering the resale of the Shares is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Shares until such time as the Purchaser is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless the Purchaser is able to, and does, sell such Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act. Both the Company and its Transfer Agent, and their respective directors, officers, employees and agents, may rely on this Section 4.1(e) and the Purchaser hereunder will indemnify and hold harmless each of such persons from any breaches or violations of this Section 4.1(e).

4.2    Furnishing of Information. In order to enable the Purchaser to sell the Shares under Rule 144, for a period of twelve (12) months from the Closing, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Closing Date pursuant to the Exchange Act. During such twelve (12) month period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Shares under Rule 144.
4.3Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.
4.4Securities Laws Disclosure; Publicity. By 9:00 A.M., New York City time, on the second (2nd) Trading Day immediately following the date hereof, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Purchaser disclosing all material terms of the transactions contemplated hereby. On or before 9:00 A.M., New York City time, on the second (2nd) Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and such Current Report on Form 8-K or subsequent report on Form 10-Q shall include as exhibits the material Transaction Documents (including, without limitation, this Agreement)). Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser or an Affiliate of the Purchaser, or include the name of the Purchaser or an Affiliate of the Purchaser in any press release or filing with the Commission (other than the Registration Statement) or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, such consent not to be unreasonably withheld, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by Section 4.13 hereto and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law, request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted under this subclause (ii). From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors, employees or agents, that is not disclosed in the Press Release unless the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.
4.5Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, in either case solely by virtue of receiving Shares under the Transaction Documents or under any other written agreement between the Company and the Purchaser; provided, however, that no the Purchaser does not own any equity in the Company prior to its purchase of the Shares hereunder.
4.6Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including this Agreement, or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Purchaser or its agents or counsel with any information regarding the Company that the Company believes constitutes material non-public information without the express written consent of the Purchaser, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.
4.7Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for working capital and general corporate purposes.
4.8Indemnification of Purchasers. Subject to the provisions of this Section 4.8, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any the Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser in any capacity, or any of its Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 4.8, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.
4.9Principal Trading Market Listing. In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Principal Trading Market an additional shares listing application covering all of the Shares and shall use its commercially reasonable efforts to take all steps necessary to cause all of the Shares to be approved for listing on the Principal Trading Market as promptly as possible thereafter.
4.10Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon the written request of the Purchaser. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchaser under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of the Purchaser.
4.11Delivery of Shares After Closing. The Company shall deliver, or cause to be delivered, evidence of book entry registration representing the respective Shares purchased by the Purchaser to the Purchaser within three (3) Trading Days of the Closing Date.
4.12Short Sales and Confidentiality After The Date Hereof. The Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced as required by and described in Section 4.4 or (ii) this Agreement is terminated in full pursuant to Section 6.17. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.4, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and Disclosure Schedules. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the expiration of the lock-up period pursuant to Section 4.16; provided, however, the Purchaser agrees that it will not enter into any Net Short Sales (as hereinafter defined) from the period commencing on the Closing Date and ending on the earliest of (x) the Effective Registration Date of the initial Registration Statement, (y) the twenty-four (24) month anniversary of the Closing Date or (z) the date that the Purchaser no longer holds any Shares, but in no event earlier than the expiration of the lock-up period pursuant to Section 4.16. For purposes of this Section 4.12, a “Net Short Sale” by the Purchaser shall mean a sale of Common Stock by the Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by the Purchaser. Notwithstanding the foregoing, in the event that the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser's assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement. Moreover, notwithstanding the foregoing, in the event that a Purchaser has sold Shares pursuant to Rule 144 prior to the Effective Registration Date of the initial Registration Statement and the Company has failed to deliver certificates without legends prior to the settlement date for such sale (assuming that such certificates meet the requirements set forth in Section 4.1(c) for the removal of legends), the provisions of this Section 4.12 shall not prohibit the Purchaser from entering into Net Short Sales for the purpose of delivering shares of Common Stock in settlement of such sale. The Purchaser understands and acknowledges that the Commission currently takes the position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.
4.13Registration Procedures and Expenses.
(a)Registration Statement. The Company shall promptly following the Closing Date but not later than ninety (90) calendar days following the Closing Date (the “Filing Deadline”), prepare and file with the Commission a Registration Statement on Form S-3 (the “Registration Statement”), relating to and providing for the resale of the Shares and shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to such Shares) by the Purchaser on a continuous basis pursuant to Rule 415 under the Securities Act; provided, that the Purchaser has completed a form of questionnaire (or provided to the Company such information as required to be included in such Registration Statement, in lieu of a questionnaire) as requested by the Company at least five (5) days prior to the Filing Deadline and have provided any other information regarding the holder and the distribution of the Shares as the Company may, from time to time, reasonably request for inclusion in a Registration Statement pursuant to applicable law. If Form S-3 is not available for use by the Company, then the Company shall utilize a Registration Statement on Form S-1.
(b)Effectiveness Deadline. The Company shall use its commercially reasonable efforts to cause the Commission to declare a Registration Statement covering the Shares effective as soon as practicable after the date of the filing thereof (the “Effective Registration Date”) and in any event not later than the earlier of (i) five (5) Business Days after the date on which the staff of the Commission (the “Staff”) indicates via email or telephone that it will not review or has no further comments on the Registration Statement, or (ii) the ninetieth (90th) day after the Closing Date (or the one hundred twentieth (120th) day if the Commission reviews such Registration Statement) (such date, the “Effectiveness Deadline”).
(c)The Company shall promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) the third (3rd) anniversary of the Effective Registration Date of the Registration Statement, (ii) such time as all of the Shares purchased by the Purchaser pursuant to the terms of this Agreement have been sold pursuant to the Registration Statement, or (iii) such time as the Shares become eligible for resale by non-affiliates without any volume limitations or other restrictions pursuant to Rule 144 under the Securities Act (including, for the avoidance of doubt, Rule 144(i)(2)) or any other rule of similar effect (the “Effectiveness Period”).
(d)If either: (i) the Registration Statement is (A) not filed with the Commission on or before the Filing Deadline in violation of Section 4.13(a) (a “Filing Failure”), or (B) if filed but not declared effective by the Commission on or before the Effectiveness Deadline (an “Effectiveness Failure”), or (ii) on any day during the Effectiveness Period and after the date on which the Registration Statement is declared effective, sales of all of the Shares required to be included on such Registration Statement cannot be made (other than during a Blackout Period) pursuant to such Registration Statement (including because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of Shares as required by this Agreement) or (iii) after the Filing Deadline, and only in the event a Registration Statement is not effective or available to sell the Shares, the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1), as a result of which the Purchaser, who is not an affiliate of the Company, is unable to sell Shares without restriction under Rule 144 (a “Maintenance Failure”), then, in satisfaction of the damages to the Purchaser by reason of any such delay in or reduction of its ability to sell the Shares, the Company shall pay to the Purchaser then holding Shares relating to such Registration Statement an amount in cash equal to 1.0% of the Purchase Price for the Shares then held by the Purchaser on each of the following dates (as applicable): (x) on every thirtieth (30th) day (prorated for periods totaling less than 30 days) following such Filing Failure until such Filing Failure is cured; (y) on every thirtieth (30th) day (prorated for periods totaling less than 30 days) following such Effectiveness Failure until such Effectiveness Failure is cured; and (z) on every thirtieth (30th) day (prorated for periods totaling less than 30 days) following such Maintenance Failure until such Maintenance Failure is cured. The payments to which the Purchaser shall be entitled pursuant to this Section 4.13(d) are referred to herein as “Registration Delay Payments”; provided that no Registration Delay Payments shall be required following the termination of the Effectiveness Period, and provided further that in no event shall the aggregate Registration Delay Payments accruing under this Section 4.13(d) exceed 6% of the Purchase Price for the Shares then held by the Purchaser (i.e., corresponding to a total delay of six months). The Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third (3rd) Business Day after the event or failure giving rise to the Registration Delay Payments is cured. The Filing Deadline and Effectiveness Deadline for a Registration Statement shall be extended without default or damages hereunder in the event that the Company’s failure to file or obtain the effectiveness of the Registration Statement on a timely basis results from the failure of the Purchaser to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act. For the sake of clarity, at such time as Shares become eligible for resale without any volume limitations or other restrictions pursuant to Rule 144(b)(1)(i) and Rule 144(i)(2) under the Securities Act.
(e)Related Obligations. At such time as the Company is obligated to file the Registration Statement with the Commission pursuant to Section 4.13(a), the Company will use commercially reasonable efforts to effect the registration of the Shares in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:
(i)The Company shall submit to the Commission, within three (3) Business Days after the Company learns that no review of the Registration Statement will be made by the Staff or that the Staff has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request, subject to the approval of the Staff. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times with respect to the Purchaser’s Shares until the expiration of the Effectiveness Period. The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. Notwithstanding the registration obligations set forth in this Section 6, in the event the Commission informs the Company that all of the Shares cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (A) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the Commission and/or (B) withdraw the Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Shares permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Shares as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Shares in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages in Section 4.13(d), if any SEC Guidance sets forth a limitation of the number of Shares permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Shares), unless otherwise directed in writing by the Purchaser as to its Shares, the number of Shares to be registered on such Registration Statement will first be reduced by Shares not acquired pursuant to the Purchase Agreement (whether pursuant to registration rights or otherwise) and second by Shares (applied, in the case that some Shares may be registered, to the Purchaser on a pro rata basis based on the total number of unregistered Shares held by the Purchaser, subject to a determination by the Commission that the Purchaser must be reduced first based on the number of Shares held by the Purchaser). In the event the Company amends the Registration Statement or files a New Registration Statement, as the case may be, under clauses (A) or (B) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of Shares in general, one or more registration statements on Form S-3 or such other form available to register for resale those Shares that were not registered for resale on the Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).
(ii)The Company shall notify the Purchaser in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission. The Company shall also promptly notify the Purchaser in writing (A) of any request by the Commission for amendments or supplements to the Registration Statement or related prospectus or related information that relates to the Purchaser, and (B) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate (provided that in no event shall such notice in (A) or (B) contain any material, nonpublic information).
(iii)The Company shall promptly inform the Purchaser of the issuance of any stop order or other suspension of the effectiveness of the Registration Statement, and use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, or the suspension of the qualification of any of the Shares for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Purchaser of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.
(iv)Neither the Company nor any affiliate thereof shall identify the Purchaser as an underwriter in any public disclosure or filing with the Commission or any applicable Trading Market without the prior written consent of the Purchaser, except to the extent such disclosure is required by law, request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchaser with prior written notice of such disclosure and the Purchaser will have an opportunity to withdraw from the Registration Statement.
(f)Blackout Period. Notwithstanding the foregoing obligations, the Company may, upon written notice to the Purchaser, which notice shall not contain any information that is or the Company reasonably believes is material non-public information, for a reasonable period of time after effectiveness, not to exceed 30 days (each, a “Blackout Period”), delay the filing of an amendment to a Registration Statement or suspend the effectiveness or use of any Registration Statement, in the event that (i) negotiation or consummation of a transaction by the Company is pending or an event has occurred, which negotiation, consummation or event, the Board of Directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for preserving as confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Board of Directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (ii) an event occurs that makes any statement of a material fact made in such Registration Statement, including any document incorporated by reference therein, untrue or that requires the making of any additions or changes in the Registration Statement in order to make the statements therein not misleading; provided, however, that any Blackout Period shall terminate upon the earlier of (A) the expiration of such 30-day period or (B) the completion, resolution or public announcement of the relevant transaction or event. If the Company suspends the effectiveness of a Registration Statement pursuant to this Section 4.13(f), the Company shall (x) as promptly as reasonably practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to reinstate the effectiveness of such Registration Statement and give written notice to the Purchaser authorizing the Purchaser to resume offerings and sales pursuant to such Registration Statement, and (y) cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Purchaser in accordance with the terms of this Agreement in connection with any sale of Shares with respect to which the Purchaser has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Purchaser’s receipt of the notice of a Blackout Period and for which the Purchaser has not yet settled. If, as a result thereof, the prospectus included in such Registration Statement has been amended or supplemented to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to Purchaser given pursuant to this Section 4. The Company shall be entitled to exercise its rights under this Section 4.13(f) not more than once in any six (6) month period; provided, however, that the aggregate number of days of all Blackout Periods hereunder shall not exceed 60 days in any twelve (12) month period. After the expiration of any Blackout Period and without further request from the Purchaser, the Company shall effect the filing (or if required amendment or supplement) of the Registration Statement, or the filing of other documents, as necessary to allow the Purchaser to resell the Shares as set forth herein.
(g)Registration Expenses. The Company shall bear all expenses in connection with the procedures in paragraphs (a) through (d) of this Section 4.13 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any in connection with the offering of the Shares pursuant to the Registration Statement.
(h)Timely Filing. In order to enable the Purchaser to sell the Shares under Rule 144 under the Securities Act, for so long as the Purchaser holds Shares, (i) the Company shall use its commercially reasonable efforts to comply with the requirements of Rule 144, including the requirements of Rule 144(c)(1) with respect to public information about the Company, and (ii) the Company covenants to timely file all reports required to be filed by the Company under the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.
(i)The Company shall provide the Purchaser an opportunity to review and comment on all disclosures regarding the Purchaser and any plan of distribution proposed by them in connection with the preparation of any Registration Statement.
4.14Restrictions on Transfer. The Purchaser agrees that it will not effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, unless and until (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (b) such disposition is otherwise permitted by law, including pursuant to the exemption from registration set forth in Rule 144 under the Securities Act.
4.15Indemnification. For the purpose of this Section 4.15: (i) the term “Purchaser/Affiliate” shall mean any Affiliate of and investment adviser to the Purchaser, and the members, the directors, officers, partners, employees, members, managers, agents, representatives and advisors of the Purchaser and each Person, if any, who controls the Purchaser within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act; and (ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus (the “Prospectus”), free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 4.13.
(a)The Company agrees to indemnify and hold harmless the Purchaser and each Purchaser/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, that the Purchaser or Purchaser/Affiliate incurs, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b), or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus any amendment or supplement thereto not misleading in light of the circumstances under which they were made or (ii) arise out of or are based in whole or in part on any inaccuracy in the representations or warranties of the Company contained in this Agreement, breach of any covenant of the Company contained in this Agreement or any failure of the Company to perform its other obligations hereunder or under law, and will promptly reimburse the Purchaser and each Purchaser/Affiliate for any legal and other out-of-pocket expenses as such expenses are reasonably incurred and documented by the Purchaser or the Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld or delayed, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser or any Purchaser/Affiliate expressly for use therein, or (B) the Purchaser’s failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required (and not exempted) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of the Shares pursuant to the Registration Statement or (C) the use by the Purchaser of an outdated or defective Prospectus after the Company has notified the Purchaser in writing that such Prospectus is outdated or defective. The such indemnified Purchaser shall return all payments made hereunder if it is determined, by a final, non-appealable judgment by a court or arbitral tribunal, that the losses for which such payments were made resulted from such indemnified Purchaser’s or any Purchaser/Affiliate’s gross negligence or willful misconduct.
(b)The Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, agents, and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses that the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person incurs, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Section 6.14 hereof respecting the sale of the Shares or (ii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser or any Purchaser/Affiliate expressly for use therein; and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that (A) the Purchaser’s aggregate liability under this Section 4.15 shall not exceed the amount of net proceeds received by the Purchaser on the sale of the Shares pursuant to the Registration Statement and (B) the Purchaser will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Purchaser which consent shall not be unreasonably withheld or delayed.
(c)Promptly after receipt by an indemnified party under this Section 4.15 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 4.15 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 4.15 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 4.15 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
(d)If the indemnification provided for in this Section 4.15 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 4.15 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of Shares hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the amount paid by the Purchaser to the Company pursuant to this Agreement for the Shares purchased by the Purchaser that were sold pursuant to the Registration Statement bears to the difference (the

“Difference”) between the amount the Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by the Purchaser from such sale. The relative fault of the Company on the one hand and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 4.15, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 4.15 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 4.15 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 4.15, the Purchaser shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
4.16Lock-Up.
(a)The Purchaser agrees that, for a period (the “Lock-Up Period”) until the first to occur of either (i) [***], or (ii) the third (3rd) anniversary of the Effective Date (as defined in the Collaboration Agreement), the Purchaser will not, without the prior written consent of the Company, directly or indirectly, (1) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of the Common Stock, or any securities convertible into or exercisable or exchangeable for the Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the Purchaser in accordance with the rules and regulations promulgated under the Securities Act, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Beneficially Owned Shares, Common Stock, or any securities convertible into or exchangeable for the Common Stock, regardless of whether any such transaction described herein is to be settled by delivery of the Common Stock or such other securities, or by delivery of cash or otherwise; (3) make any demand for, or exercise any right with respect to, the registration of any shares of the Beneficially Owned Shares, Common Stock or any security convertible into or exercisable of exchangeable for the Common Stock; or (4) publicly announce any intention to do any of the foregoing. Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) herein shall not apply to (a) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the Purchaser, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) with the prior written consent of the Company, (iv) pursuant to any merger, consolidation, business combination, tender or exchange offer or similar transaction involving the Company or the Common Stock or (b) the acquisition or exercise of an option or warrant to purchase shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock), including the sale of a portion of stock to be issued in connection with such exercise to finance a “cashless” exercise, provided that any such shares issued upon exercise of such option or warrant (or any securities convertible into or exercisable or exchangeable for Common Stock) shall continue to be subject to the applicable provisions of this Section 4.16. None of the restrictions set forth in this Section 4.16 shall apply to Common Stock acquired in open market transactions. In addition, the Purchaser may distribute the Common Stock or Beneficially Owned Shares to its stockholders; provided, however, that in each such case, prior to any such transfer, each transferee shall agree to the terms of this Section 4.16 in a form reasonably satisfactory to the Company, pursuant to which each transferee shall agree to receive and hold such Common Stock or Beneficially Owned Shares subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof.
The foregoing restrictions are expressly agreed to preclude the Purchaser from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Beneficially Owned Shares or Common Stock even if such Beneficially Owned Shares or Common Stock would be disposed of by someone other than the Purchaser. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the Beneficially Owned Shares or Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Beneficially Owned Shares or Common Stock.

4.17Reserved.
4.18Standstill. The Purchaser hereby agrees that, unless otherwise agreed in writing by the Company, during the Lock-Up Period, the Purchaser will not and will cause its Purchaser/Affiliates and other representatives acting on its behalf or at its direction, not to, directly or indirectly, without the prior written consent, invitation or authorization by the Company:
(a)propose (i) any merger, consolidation, business combination, tender or exchange offer, purchase of the Company’s assets or businesses, or similar transactions involving the Company or (ii) any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company;

(b)(i) acquire beneficial ownership of any securities (or any instrument that provides the economic equivalent of ownership of an amount of voting securities of the Company (a “Derivative”)) (collectively, a transaction specified in (a)(i), (a)(ii) and (b)(i) involving a majority of the Company’s capital stock or a majority of its consolidated assets, is referred to as a “Business Combination”), (ii) propose or seek, whether alone or in concert with others, any “solicitation” (as such term is used in the rules of the Commission) of proxies or consents to vote any securities (including a Derivative) of the Company or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies or consents (including, without limitation, by initiating, encouraging or participating in any “withhold” or similar campaign), (iii) propose the nomination or removal of, or recommend the nomination or removal of, any person as a director of the Company, or (iv) propose any matter to be voted upon by the shareholders of the Company;

(c)form, join, or in any way participate in, act in concert with, any third party “group” (as such term is used in the rules of the SEC) (or discuss with any third party the potential formation of a group) with respect to any securities (including a Derivative) of the Company or a Business Combination involving the Company;

(d)institute, solicit, assist or join any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors, trustees or officers (including derivative actions) in order to effect or take any of the actions expressly prohibited by this Section 4.18;
(e)publicly, or in any manner that would reasonably be expected to require the Company to make a public announcement, request the Company (or any of its representatives), directly or indirectly, to amend or waive any provision of this Section 4.18 (including this sentence); or

(f)take any action that might reasonably be expected to require the Company to make a public announcement regarding a potential Business Combination.
[***]

ARTICLE V.CONDITIONS PRECEDENT TO CLOSING

5.1Conditions Precedent to the Obligations of the Purchaser to Purchase Shares. The obligation of the Purchaser to acquire Shares at the Closing is subject to the fulfillment to the Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchaser (as to itself only):
(a)Representations and Warranties. The representations and warranties made by the Company in Section 3.1 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects as of such earlier date).
(b)Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.
(c)No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(d)[Reserved].
(e)Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.
(f)Listing.     The Nasdaq Global Market shall have submitted the listing of additional shares application for the Shares.
(g)No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.
(h)Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).
(i)Compliance Certificate. The Company shall have delivered to the Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) in the form attached hereto as Exhibit D.
(j)Collaboration Agreement. The execution and delivery of the Collaboration Agreement.
(k)Termination. This Agreement shall not have been terminated as to the Purchaser in accordance with Section 6.17 herein.

5.2Conditions Precedent to the Obligations of the Company to sell Shares. The Company's obligation to sell and issue the Shares at the Closing to the Purchaser is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:
(a)Representations and Warranties. The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects as of such earlier date).
(b)Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.
(c)No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(d)Purchaser’s Deliverables. The Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).
(e)Collaboration Agreement. The execution and delivery of the Collaboration Agreement.
(f)Termination.    This Agreement shall not have been terminated in accordance with Section 6.17 herein.
ARTICLE VI.MISCELLANEOUS
6.1Fees and Expenses. The Company shall pay all Transfer Agent fees, stamp taxes and other Taxes and duties levied in connection with the sale and issuance of the Shares to the Purchaser and all expenses in connection with the registration of the Shares. The Company shall cover reasonable costs and expenses [***] incurred by the Purchaser in connection with the transactions contemplated by the Transaction Documents, including, without limitation, the reasonable and documented legal fees and expenses of the Purchaser; it being understood that each of the Company and the Purchaser has relied on the advice of its own respective counsel.
6.2Entire Agreement. The Transaction Documents, together with the exhibits thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents and exhibits. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.
6.3Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 6.3 prior to 5:00 P.M., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 6.3 on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or

(d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:
If to the Company:    Prime Medicine, Inc.
            60 First Street
            Cambridge, Massachusetts 02141
            Telephone No.: (617) 564-0013
            Attention: [***]
            E-mail: [***]

With a copy to:        Prime Medicine, Inc.
            60 First Street
            Cambridge, Massachusetts 02141
            Attention: [***]
            E-mail: [***]

Goodwin Procter LLP
            100 Northern Avenue
            Boston, Massachusetts 02210
            Attention: [***]
Email: [***]

If to the Purchaser:    To the address set forth under the Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
6.5Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.
6.6Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchaser. The Purchaser may assign its rights hereunder in whole or in part to any Person to whom the Purchaser assigns or transfers any Shares in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Shares, by the terms and conditions of this Agreement that apply to the “Purchaser”.
6.7No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except each Purchaser Party is an intended third party beneficiary of Section 4.8.

6.8Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
6.9Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein, including for the avoidance of doubt Section 4.16, shall survive the Closing and the delivery of the Shares.
6.10Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
6.11Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
6.12Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
6.13Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.
6.14Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.
6.15Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
6.16Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.
6.17Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing by either the Company or the Purchaser upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 P.M., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.17 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.17 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. Upon a termination in accordance with this Section 6.17, the Company and the terminating Purchaser shall not have any further obligation or liability (including arising from such termination) to the other.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
PRIME MEDICINE, INC.
By: /s/ Keith Gottesdiener
Name: Keith Gottesdiener
Title: President and Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    BRISTOL-MYERS SQUIBB COMPANY

                    By: /s/ David Elkins
Name: David Elkins
    Title: Executive Vice President and Chief Financial Officer

Tax ID No.: [***]
    Address for Notice:
                Route 206 and Province Line Road
                    Princeton, NJ 08543-4000

                Telephone No.: N/A

                Facsimile No.: N/A

                E-mail Address: [***]
Attention: [***]
                with a copy, which shall not constitute notice, to:
Bristol-Myers Squibb Company
Route 206 & Province Line Road
Princeton, NJ 08543-4000
Attention: [***]
Email: [***]
Delivery Instructions:
(if different than above)

c/o _______________________________

Street: ____________________________

City/State/Zip: ______________________

Attention: __________________________

Telephone No.: ____________________________

EXHIBITS:
A:    Book Entry Certificate Questionnaire
B:     Form of Irrevocable Transfer Agent Instructions
C:    Form of Secretary’s Certificate
D:    Form of Officer’s Certificate
E:    Wire Instructions

EXHIBIT A
BOOK ENTRY QUESTIONNAIRE
Pursuant to Section 2.2(b) of the Agreement, please provide us with the following information:

1.	The exact name that the Shares are to be registered in (this is the name that will appear on the book-entry statement(s)). You may use a nominee name if appropriate:	Bristol-Myers Squibb Company
2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to Item 1 above:	Purchaser
3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:	Route 206 and Province Line Road Princeton, NJ 08543-4000 Attention: [***]
4.	The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Holder listed in response to Item 1 above:	[***]

EXHIBIT B
FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

Annex 1

FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT

EXHIBIT C
FORM OF SECRETARY’S CERTIFICATE

EXHIBIT D
FORM OF OFFICER’S CERTIFICATE

EXHIBIT E
WIRE INSTRUCTIONS